UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2010

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the Sponsors’ Agreement between The Talbots, Inc. (“Talbots” or the “Company”), BPW Acquisition Corp. (“BPW”), Perella Weinberg Partners Acquisition LP (“PWPA”), BNYH BPW Holdings LLC (“BNYH”), Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf, dated December 8, 2009, on April 7, 2010, Talbots, BPW, PWPA, BNYH, Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Amendment”), amending and restating the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 26, 2008, by and among BPW, PWPA, BNYH, Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf.  Perella Weinberg Partners LP, an affiliate of PWPA and BNYH, sponsors of BPW, is a financial advisor to the audit committee of the board of directors of Talbots (the “Board”).

The Registration Rights Amendment, among other things, amends the definition of “Registrable Securities” to include the shares of common stock of Talbots (“Talbots Common Stock”) to be received by PWPA and BNYH upon consummation of the merger (the “Merger”) of Tailor Acquisition, Inc. (“Merger Sub”) with and into BPW and the Talbots’ offer to exchange (the “Exchange Offer”) each outstanding warrant to acquire shares of BPW common stock (“BPW Warrants”) for Talbots Common Stock or warrants to acquire shares of Talbots Common Stock (“Talbots Warrants”).

The Registration Rights Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The information set forth below under Item 2.03 regarding the Credit Agreement, as defined below, and related agreements is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation and closing of the Merger, as further described below under Item 2.03, the Company repaid all outstanding indebtedness, together with related interest, costs and expenses, under the (i) $250.0 million Amended and Restated Secured Revolving Loan Facility with AEON Co., Ltd. (“AEON”) dated December 28, 2009, (ii) $200.0 million Term Loan Facility with AEON dated February 25, 2009, and (iii) $50.0 million Unsecured Subordinated Working Capital Term Loan Credit Facility with AEON (U.S.A.) Co., Inc. (“AEON U.S.A.”) dated July 16, 2008.

In connection with the Merger closing, the Company and AEON U.S.A. will be terminating the consulting and advisory services contract dated November 1, 1999.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Exchange Offer expired at 9:00 p.m., New York City time, on April 6, 2010.  All validly tendered BPW Warrants have been accepted for exchange and Talbots will promptly exchange all validly tendered and not properly withdrawn BPW Warrants.  As of the expiration of the Exchange Offer, a total of 31,600,000 BPW Warrants were tendered and not withdrawn (including BPW Warrants subject to guarantees of delivery), reflecting approximately 90.3% of BPW Warrants issued in BPW’s initial public offering.

Based on the merger exchange ratio of 0.9853 shares of Talbots Common Stock per each BPW share of common stock, the newly issued Talbots Warrants will have an exercise price of $14.85 per share of Talbots Common Stock.  No fractional shares of Talbots Common Stock or fractional Talbots Warrants will be issued  in the Merger or the Exchange Offer.  BPW stockholders or BPW warrantholders who would otherwise be entitled to fractional shares of Talbots Common Stock or fractional Talbots Warrants will receive cash in lieu thereof.  Beginning after one year from the date of issuance, the Talbots Warrants are subject to accelerated expiration under certain conditions, including if the trading price of shares of Talbots Common Stock exceeds $19.98 for any 20 trading days within a 30 day trading period.  The final results of the elections and proration calculations will be announced following finalization of such results and completion of such proration calculations.  On April 7, 2010, Talbots issued a press release announcing the closing of the Exchange Offer, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On April 7, 2010, Talbots also completed its acquisition of BPW in accordance with the Agreement and Plan of Merger, dated as of December 8, 2009, among Talbots, Merger Sub, a wholly owned subsidiary of Talbots, and BPW, as amended (the “Merger Agreement”), by means of the Merger, following the completion of the Exchange Offer.  Immediately following the Merger, BPW was merged with and into Talbots.  On April 7, 2010, Talbots issued a press release announcing the acquisition of BPW, which is filed herewith as Exhibit 99.2 and incorporated herein by reference.

In addition, pursuant to the Repurchase, Repayment and Support Agreement with AEON U.S.A. and AEON (the “Repurchase Agreement”) entered into on December 8, 2009 in connection with the Merger Agreement, Talbots repurchased 29,921,829 shares of Talbots Common Stock owned by AEON, constituting all of the shares of Talbots Common Stock owned by AEON, for an aggregate of one million Talbots Warrants.  Such Talbots Warrants have an exercise price of $13.21 per share of Talbots Common Stock.  This share repurchase was completed on April 7, 2010 in connection with the closing of the Merger.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 7, 2010, Talbots executed a Secured Revolving Credit Agreement (the “Credit Agreement”), by and among, the Company, as a borrower, Talbots Classics Finance Company, Inc., a Delaware corporation (“TCFC”), as a borrower, The Talbots Group Limited Partnership, a Massachusetts limited partnership, as a borrower (“TGLP” and, together with Talbots and TCFC, the “Borrowers” and each a “Borrower”), the subsidiaries of the Company from time to time party thereto (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors” and, together with the Borrowers, the “Credit Parties”, and each a “Credit Party”), and General Electric Capital Corporation, a Delaware corporation, as agent (“GECC”), for the financial institutions from time to time party thereto (the “Lenders”), and as a Lender, pursuant to which the Lenders provided the Company with a $200 million secured revolving loan facility (including a $25,000,000 letter of credit sub-facility) (the “Facility”).

Proceeds from the Merger will be used to repay: (a) the outstanding obligations owed to AEON U.S.A. in connection with the Term Loan Agreement, dated as of July 16, 2008, between the Company and AEON U.S.A., as amended and (b) the outstanding obligations owed to AEON in connection with the Term Loan Facility Agreement, dated as of February 25, 2009, between the Company and AEON, as  amended. The remaining merger proceeds together with the Facility will be used (a) to repay outstanding obligations owed to AEON in connection with the $250,000,000 Amended and Restated Secured Revolving Loan Agreement, dated December 28, 2009, between AEON and Talbots, (b) pay certain costs and expenses incurred in connection with the Merger and the Facility, (c) for working capital and (d) for other general corporate purposes.  The Credit Agreement is an asset-based facility that permits the Borrowers to receive loans from the lenders up to the lesser of (A) $200 million and (B) the result of (i) 85% of the value of (1) eligible credit card receivables, (2) the net orderly liquidation value of eligible private label credit card receivables, (3) the net orderly liquidation value of eligible in-transit inventory from international vendors (subject to certain caps and limitations) and (4) net orderly liquidation value of eligible inventory in the United States (the amount calculated in this clause (B) less reserves from time to time implemented by GECC, the “Borrowing Base”) minus (ii) the lesser of (x) 10% of the aggregate revolving loan commitment under the Facility and (y) 10% of the Borrowing Base.  Loans made pursuant to the immediately preceding sentence will carry interest calculated, at the Borrower’s election, at either (a) three-month LIBOR plus 4.00% to 4.50% , or (b) Base Rate plus 3.00% to 3.50%, in each case, depending on certain availability thresholds.  Interest on loans under the Facility will be payable monthly in arrears.   The Borrowers will pay a fee monthly in arrears to the Lenders for unused commitments and outstanding letters of credit in accordance with the formulas set forth in the Credit Agreement.

Amounts borrowed in connection with the Credit Agreement will be repaid on a daily basis through the implementation of account control agreements effective on the closing date of the Credit Agreement.  Cash in the accounts of the Credit Parties will be swept on a daily basis into a control account in the name of GECC; provided, however, that the Borrowers are permitted to maintain a certain amount of cash in disbursement accounts, including such amounts necessary to satisfy the current liabilities incurred by them in the ordinary course of their business.  Amounts may be borrowed and reborrowed from time to time, subject to the satisfaction or waiver of all conditions to borrowing set forth in the Credit Agreement, including without limitation GECC, for the benefit of the Lenders, obtaining a perfected lien on collateral provided by the Company, delivery of satisfactory payment of fees and expenses, accuracy of all representations and warranties, the absence of a default or an event of default, and other borrowing conditions, all subject to certain exclusions as set forth in the agreement.  In addition, initial funding of the revolving loan is subject to, among other things, the granting of liens and mortgages in favor of GECC, for the benefit of the Lenders, and Talbots evidencing $40,000,000 of availability on the Closing Date after giving effect to the proceeds of the initial loans to be made under the Facility on the Closing Date.

The agreement has a maturity date of the earlier to occur of (i) October 7, 2013 and (ii) the date on which the aggregate revolving loan commitments terminate in accordance with the provisions of the Credit Agreement.  The entire principal amount of loans under the Facility and any outstanding letters of credit will be due on the maturity date.

The Credit Parties have, concurrently with the execution of the Credit Agreement, executed a Guaranty and Security Agreement (the “Security Agreement”) in favor of GECC, for the benefit of the Lenders and certain other secured parties under the Facility, pursuant to which each Borrower’s obligations under the Credit Agreement will be fully and unconditionally guaranteed on a joint and several basis by each other Borrower and the Subsidiary Guarantors.  Additionally, pursuant to the Security Agreement, the obligations of the Borrowers will be secured by (i) a first priority perfected lien and security interest in substantially all of the assets of the Company or any guarantor from time to time and (ii) a first lien mortgage on the Company’s Hingham, MA headquarters facility and TGLP’s Lakeville, MA distribution facility.  In connection with the secured parties’ security interest in our private label credit card program, the Credit Parties have also executed a Private Label Credit Card Access and Monitoring Agreement (“PLCC Agreement”) which requires the Credit Parties to comply with certain monitoring and reporting obligations to GECC with respect to such program, subject to applicable law.

Loans under the Facility may be voluntarily prepaid at any time at the option of the Borrowers, in whole or in part, at par plus accrued and unpaid interest and any break funding loss incurred.  Upon any voluntary or mandatory prepayment of any loan, the Borrowers will reimburse the Lenders for costs associated with early termination of any currency hedging arrangements related to such loan.  Amounts voluntarily repaid prior to the maturity may be reborrowed.

Under the terms of the Credit Agreement, neither the Borrowers nor any of their subsidiaries may create, assume or suffer to exist any lien securing indebtedness incurred after the closing date of the Facility subject to certain limited exceptions set forth in the Credit Agreement.  The Credit Agreement contains negative covenants prohibiting the Credit Parties, with certain exceptions, from among other things, incurring indebtedness and contingent obligations, making investments, intercompany loans and capital contributions, and disposing of property or assets. The Company has agreed to keep the mortgaged properties in good repair, reasonable wear and tear excepted.

The Credit Agreement contains customary representations, warranties and covenants relating to the Company and its subsidiaries, and as required by GECC and the Lenders for this Facility in particular.  The agreement provides for events of default, including failure to repay principal and interest when due and failure to perform or violation of the provisions or covenants of the agreement.  The agreement does not contain any financial covenant tests.

The foregoing summary is subject in all respects to the actual terms of the Credit Agreement, the Security Agreement and the PLCC Agreement, copies of which are attached as Exhibits 10.2, 10.3 and 10.4 to this Form 8-K. Please note that the representations and warranties of each party set forth in the Credit Agreement as well as in the Company’s other credit facilities and related agreements (and all amendments thereto) heretofore entered into and filed with the SEC have been made solely for the benefit of the other party or parties to the respective agreements, and should not be relied upon to provide investors with any other factual or disclosure information regarding the parties or their respective businesses.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

As a result of the share repurchase pursuant to the Repurchase Agreement, Talbots is no longer a majority-owned company and is no longer a “controlled company” as defined in the rules of the New York Stock Exchange.

This change in ownership did not trigger the “change in control” definition under the Company’s equity plans or under any of the change in control agreements to which certain Talbots employees are a party.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 7, 2010, in connection with the closing of the Merger, Motoya Okada, Tsutomu Kajita, Yoshihiro Sano and Isao Tsuruta have resigned from the Board. Subsequent to closing, new directors will be appointed to the Board.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Section 2.1 of the Talbots by-laws, as in effect prior to the closing of the Merger, required that the Board have a minimum of five directors.  On April 6, 2010, the eight-member Board amended Section 2.1 of the by-laws effective as of the closing of the Merger to reduce the minimum number of directors required to serve on the Board from five directors to four directors in anticipation of the resignations of Mr. Okada, Mr. Kajita, Mr. Sano and Mr. Tsuruta from the Talbots Board, as described under Item 5.02 above.  Subsequent to closing, the by-laws will be further amended to address, among other matters, the appointment of new members of the Board.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

a. Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

b. Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

d. Exhibits.

2.1
Agreement and Plan of Merger, by and among The Talbots, Inc., Tailor Acquisition, Inc. and BPW Acquisition Corp., dated as of December 8, 2009 (incorporated by reference to the Current Report on Form 8-K filed by the Company on December 10, 2009).

2.2
First Amendment to Agreement and Plan of Merger, dated as of February 16, 2010, by and among The Talbots, Inc., Tailor Acquisition, Inc. and BPW Acquisition Corp. (incorporated by reference to the Current Report on Form 8-K filed by the Company on February 17, 2010).

2.3
Second Amendment to Agreement and Plan of Merger, dated as of April 6, 2010, by and among The Talbots, Inc., Tailor Acquisition, Inc. and BPW Acquisition Corp. (incorporated by reference to the Current Report on Form 8-K filed by the Company on April 6, 2010).

10.1
Amended and Restated Registration Rights Agreement, dated as of April 7, 2010, by and among The Talbots, Inc., BPW Acquisition Corp., Perella Weinberg Partners Acquisition LP, BNYH BPW Holdings LLC, Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf.

10.2
Secured Revolving Credit Agreement, dated April 7, 2010, by and among, the Company, Talbots Classics Finance Company, Inc., The Talbots Group, Limited Partnership, each as a borrower, the subsidiaries of the Company from time to time party thereto, as guarantors, and General Electric Capital Corporation, as agent, for the financial institutions from time to time party thereto, and as a lender.

10.3
Guaranty and Security Agreement, dated as of April 7, 2010, by the Company, The Talbots Group, Limited Partnership, Talbots Classics Finance Company, Inc., and certain other parties thereto, in favor of General Electric Capital Corporation, as administrative agent for the lenders and each other secured party.

10.4
Private Label Credit Card Access and Monitoring Agreement, dated as of April 7, 2010, by and among The Talbots, Inc., each other Credit Party as defined in the Credit Agreement, Talbots Classics National Bank, and General Electric Capital Corporation.

99.1	Press Release issued by The Talbots, Inc. dated April 7, 2010.

99.2	Press Release issued by The Talbots, Inc. dated April 7, 2010.

Cautionary Statement and Certain Risk Factors to Consider

In addition to the information set forth in this Form 8-K, you should carefully consider the risk factors and risks and uncertainties included in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this Form 8-K below.

This Form 8-K contains forward-looking information. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “potential,” or similar statements or variations of such terms. All of the information concerning our outlook, future liquidity, future financial performance and results, future credit facilities and availability, future cash flows and cash needs, and other future financial performance or financial position, as well as assumptions underlying such information, constitute forward-looking information. Forward looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning liquidity, internal plans, regular-price and markdown selling, operating cash flows, and credit availability for all forward periods. Business and forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:

•
the continuing material impact of the deterioration in the U.S. economic environment on our business, continuing operations, liquidity, financing plans and financial results, including substantial negative impact on consumer discretionary spending and consumer confidence, substantial loss of household wealth and savings, the disruption and significant tightening in the U.S. credit and lending markets, and potential long-term unemployment levels;

•	satisfaction of all borrowing conditions under our credit facilities including accuracy of all representations and warranties, no events of default, and all other borrowing conditions;

•	any lack of sufficiency of available cash flows and other internal cash resources to satisfy all future operating needs and other cash requirements;

•
ability to access on satisfactory terms, or at all, adequate financing and sources of liquidity necessary to fund our business and continuing operations and to obtain further increases in our credit facilities as may be needed from time to time;

•	the success and customer acceptance of our new merchandise offerings ;

•
risks associated with our appointment of an exclusive global merchandise buying agent, the anticipated benefits and cost savings from this arrangement may not be realized or may take longer to realize than expected and the risk that upon any cessation of the relationship, for any reason, we would be unable to successfully transition to an internal or other external sourcing function;

•
ability to continue to purchase merchandise on open account purchase terms at existing or future expected levels and with acceptable payment terms and the risk that suppliers could require earlier or immediate payment or other security due to any payment concerns;

•	risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	any disruption in our supply of merchandise;

•	ability to successfully execute, fund, and achieve supply chain initiatives, anticipated lower inventory levels, cost reductions, and other initiatives;

•
the risk that anticipated benefits from the sale of the J. Jill brand business may not be realized or may take longer to realize than expected, and the risk that estimated or anticipated costs, charges and liabilities to settle and complete the transition and exit from and disposal of the J. Jill brand business, including both retained obligations and contingent risk for assigned obligations, may materially differ from or be materially greater than anticipated;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	ability to reduce spending as needed;

•	ability to achieve our 2010 financial plan for operating results, working capital and cash flows;

•	any negative publicity concerning the specialty retail business in general or our business in particular;

•	ability to accurately estimate and forecast future regular-price and markdown selling, operating cash flows and other future financial results and financial position;

•	risk of impairment of goodwill and other intangible and long-lived assets;

•	the impact of the deterioration in investment return and net asset values in the capital markets and the impact on increased expense and funding for pension and other postretirement obligations; and

•
risks and uncertainties associated with the outcome of litigation, claims and proceedings and risk that actual liabilities, assessments and financial or business impact will exceed any estimated, accrued or expected amounts or outcomes.

All of the forward-looking statements are as of the date of this Form 8-K only. In each case, actual results may differ materially from such forward-looking information. We cannot give any assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this Form 8-K or included in Talbots’ and/or BPW’s periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances affecting such forward-looking statements occurring after the date of this Form 8-K, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this Form 8-K which modify or impact any of the forward-looking statements contained in this Form 8-K will be deemed to modify or supersede such statements in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: April 8, 2010	By:	/s/ Richard T. O’Connell, Jr.
	Name:	Richard T. O’Connell, Jr.
	Title:	Executive Vice President, Real Estate,
Legal, Store Planning & Design and
Construction, and Secretary